EXHIBIT 2. (a)(b)

                   Opinion and Consent of Robert-John H. Sands



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ACACIA NATIONAL LIFE INSURANCE COMPANY LOGO

THE ACACIA GROUP
7315 Wisconsin Avenue    Bethesda, Maryland  20814  (301)280-1000



February 25, 2000



Acacia National Life Insurance Company
7315 Wisconsin Avenue
Bethesda, MD 20814

Gentlemen:

With reference to the Post-Effective Amendment No. 1 to Registration Statement 333-81057 on Form S-6 filed by Acacia National Life Insurance Company and Acacia National Life Insurance Company Separate Account I with the Securities & Exchange Commission covering flexible premium life insurance policies, I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

   1. Acacia National Life Insurance Company is duly organized and validly existing under the laws of the Commonwealth of Virginia and has been duly authorized to issue individual flexible premium variable life policies by the Insurance Department of the Commonwealth of Virginia.

   2. Acacia National Life Insurance Company Separate Account I is a duly authorized and existing separate account established pursuant to the provisions of Virginia, ss.38.2-3113.

   3. The survivorship flexible premium variable universal life policies, when issued as contemplated by said Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of Acacia National Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to said Form S-6 Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Sincerely,


/s/ Robert-John H. Sands
Robert-John H. Sands
Senior Vice President,Corporate Secrtary and General Counsel



Acacia Mutual Holding Corporation, Acacia Financial Group, Ltd., Acacia Life Insurance Company, Acacia National Life Insurance Company, Acacia Financial Corporation, Calvert Group, Ltd., Acacia Federal Savings Bank, Enterprise Resources, LLC, Acacia Realty Corporation, The Advisors Group, Inc.
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NATIONAL HEADQUARTERS, Washington, DC